EXHIBIT 10.4

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT, made as of the 15th day of October, 2004, by and among RS GROUP OF COMPANIES, INC., a corporation incorporated under the laws of the State of Florida (hereinafter as "RSGC"), INITIATIVES CANADA CORPORATION, a company formed under the laws of the Province of Ontario (hereinafter as "ICC") and CANADIAN LITERACY INITIATIVES, a company formed under the laws of the Province of Ontario (hereinafter as "CLI")

                                    RECITALS
                                    --------

A. RSGC and ICC wish to enter into this Agreement for the purposes of ICC and CLI engaging the services of RSGC in providing administrative service required by ICC and CLI in support of ICC and CLI's Fair Market Value Program (the "Program").

B. RSGC has agreed to assist with said administrative needs of ICC and CLI for the term of this Agreement.

         IN CONSIDERATION OF THE MUTUAL COVENANTS AND OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

                                    SERVICES
                                    --------

1. Duties and Responsibilities of RSGC. RSGC shall provide to ICC any assistance that is reasonable requested by ICC for the purpose of the
         Program:

                  Administrative services including but not limited to processing donor applications, issuing warranty protection certificates to approved donors, and processing donor payment instructions.

2. Duties and responsibilities of ICC and CLI.. ICC and CLI shall provide RSGC all detailed donor applicant files and other Program related information in order that RSGC can fully understand the administrative requirements to support ICC and CLI.

                                      TERM
                                      ----

3.       The term of this Agreement shall, unless earlier terminated pursuant to
         Section 4 below, be for a period of five (5) years from the date of this Agreement (the "Term").

4. Early Termination of the Term. ICC and CLI may terminate the Term upon ninety (90) days written notice given to RSGC at any time prior to the expiry date of this Agreement, accompanied by payment, by bank draft or cashier's cheque payable to RSGC, of all amounts due and owing to RSGC under this Agreement at the date of such payment ("Payment Amount"). RSGC may terminate the Term upon thirty (30) days written notice given to ICC and CLI at any time for any reason prior to the expiry date of this Agreement.

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5.       "Year" means the twelve (12) month period ending on the first or any subsequent anniversary of the date of this Agreement.

6. Return of Confidential Information. Upon the expiration of the Term pursuant to Section 4 hereof or the termination or cancellation of the Term pursuant to Section 4 hereof and the Payment Amount is paid full within the requisite time period, then Receiving Party shall return to the Disclosing Party all files, compact disks and other similar media in its possession containing Confidential Information.

7. Fees. As compensation for the services provided by RSGC under this Agreement, ICC and CLI shall compensate RSGC:

                  An administrative service fee in the amount of One dollar (CAD $1.00) due and payable to RSGC immediately




                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------

8.       Representations, Warranties and Covenants of ICC:

         (a) ICC and CLI are valid and subsisting corporations under the laws of the jurisdiction where it was formed, has full and power and authority to enter into this Agreement and to perform each of its obligations hereunder and this Agreement is enforceable against ICC in accordance with its terms;

         (b) ICC and CLI are, and shall be, in full compliance with all federal, state and provincial laws and regulations in every jurisdiction applicable to its business and operations and the performance of its obligations under this Agreement; and;

         (c) ICC and CLI have not and shall not enter into any agreement, commitment or understanding whether written or oral, which conflicts or is inconsistent with the terms of this Agreement or which would adversely affect its ability to perform the obligations required to be performed by it under this Agreement.

9.       Representations, Warranties and Covenants of RSGC

         (a) RSGC is a valid and subsisting corporation under the laws of the jurisdiction where it was formed, has full and power and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement is enforceable against RSGC in accordance with its terms;

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         (b)      RSGC is, and shall be, in full compliance with all federal and state laws and regulations in every jurisdiction applicable to its business and operations and the performance of its obligations under this Agreement, including laws and regulations relating to privacy matters; and

         (c) RSGC has not and shall not enter into any agreement, commitment or understanding, whether written or oral, which conflicts or is inconsistent with the terms of this Agreement or which would adversely affect its ability to perform the obligations required to be performed by it under this Agreement.

                                 CONFIDENTIALITY
                                 ---------------

10. Confidential Information. "Confidential Information" shall mean information provided by either party ("Disclosing Party") to the other party ("Receiving Party"), which is considered by the Disclosing Party to be proprietary. During the course of this Agreement, the Receiving Party agrees that information furnished to it, including all intellectual property, financial, trade, systems, services, techniques and processes, operational and other information (including market analysis and projections) concerning the Disclosing Party and its subsidiaries, its and their personnel, assets and operations, all documentation and any copies thereof relating to any of such information, whether in oral, written, graphic, electronic or other tangible form, shall be considered, for purposes of this Agreement, "Confidential Information".

11. Confidentiality Obligation. The Receiving Party and its respective affiliates, shareholders, members, directors, officers, employees, and agents agrees to hold the Confidential Information in the strictest confidence, both during and after the termination of this Agreement. To this end, the Receiving Party shall be bound by the terms and conditions of any pre-existing or contemporaneously executed Non-disclosure Agreement, and shall:

         (a) only use the Confidential Information to carry out its duties and responsibilities hereunder and not use, disclose or reveal the Confidential Information, to employees of the foregoing entities, agents and independent contractors who have a "need to know" for purposes of this Agreement;

         (b) not make, or permit or cause to be made copies of the Confidential Information, except as necessary to carry out its duties and responsibilities as described by this Agreement; and

         (c) take all reasonable precautions to prevent the inadvertent disclosure of the Confidential Information to any unauthorized person (other than as provided for in paragraph (a) above).

                                 INDEMNIFICATION
                                 ---------------

12. Indemnification by ICC and CLI. ICC and CLI hereby indemnifies and holds harmless RSGC and its respective affiliates, subsidiaries, shareholders, directors, members, managers, officers, employees and agents from and against any and all losses, liabilities, claims, causes of action, suits, expenses (including but not limited to legal fees and expenses), costs (including costs of investigation), interest, fines and penalties incurred by RSGC as a result or by virtue of any breach of any representation, warranty or covenant made by ICC and CLI herein.

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13.      Indemnification by RSGC. RSGC hereby indemnifies and holds harmless ICC and CLI and its respective affiliates, subsidiaries, shareholders, directors, managers, officers and employees from and against any and all losses, liabilities, claims, causes of action, suits, expenses (including by not limited to attorney's fees and expenses), costs (including costs of investigation), interest, fines and penalties incurred by ICC and CLI as a result or by virtue of any breach or default of any representation, warranty or covenant made by RSGC herein.

14. Opportunity to Cure. In order to be entitled to indemnification thereunder, each party seeking ------------------- indemnification (the "Indemnity") shall be required to notify the party in writing from who it is seeking indemnification (the "Indemnifying Party") notice of the occurrence of the breach or default of any representation, warranty or covenant made herein and such breach or default has been continuing for at least thirty (30) days, specifying the term or terms of this Agreement under which such breach or default has been continuing for at least thirty (30) days, specifying the term or terms of this Agreement under which such breach or default has occurred, the circumstances giving rise to such breach or default, and the opportunity to cure such breach or default within thirty (30) days of the delivery of such notice (the "Cure Period"). During the Cure Period, the Indemnifying Party shall have right to discuss the alleged breach or default with the Indemnity, provided that any such discussion shall not relieve the Indemnifying Party of the duty to cure the breach or default.


                                     GENERAL
                                     -------

15. Notices and other communication s shall be addressed or directed to the physical and electronic addresses set forth under the signature lines of each of the parties hereto. Facsimile signatures shall have the same force and effect as physical signatures. This Agreement, the Exhibits attached hereto and the subject matter hereof and thereof reflect the entire agreement between the parties hereto and supersede any and all prior understandings, agreements and commitments, whether written or oral, between any or all of them. The waiver of one breach or default or any delay in exercising rights shall not constitute a waiver of any subsequent breach or default. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. This Agreement shall be binding on and inure to the benefit of each of the parties hereto, their respective successors and permitted assigns (subject to Section 18 hereof) and their respective affiliates, shareholders, members, managers, directors, officers and employees. This Agreement may only be amended in writing by an instrument executed by all of the parties hereto. Headings are for convenience only and shall not be construed in the interpretation or meaning of any provision hereof. This Agreement may be executed in counterparts, all of which when taken together shall constitute one and the same instrument.

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16.      Governing Law. This Agreement shall be governed by the laws of the
         Province of Ontario, without giving effect to principles of conflicts of laws.

17. Assignment. No party hereto shall be entitled to assign any of its rights and obligations hereunder, without the prior written consent of the other party.

18. Confidentiality of this Agreement. This Agreement and the subject matter hereof shall be held in the strictest confidence by each of the parties hereto. Disclosure of this Agreement or the subject matter hereof shall be made upon the mutual written consent of all of the parties hereto; provided, however, that (i) this Agreement and a summary description of its contents (in any case, with dollar amounts and percentages omitted) may be disclosed in a press release issued by, or public filing made by, RSGC without the aforesaid consent requirement and (ii) this Agreement and the subject matter hereof may be disclosed by RSGC in the performance of its duties under Section 2. Notwithstanding the foregoing, in the event that RSGC, in consultation with securities counsel, determines that this Agreement is required by applicable laws and regulations to be filed as an exhibit to a public filing required to be made by it, RSGC shall apply for confidential treatment of all dollar amounts and percentages and other information considered confidential in accordance with rule 406 of the Securities Act of 1933 and Rule 24b-2 of the Securities Exchange Act of 1934 and other applicable rules and regulations. RSGC shall consult with ICC and CLI prior to filing any applications for confidential treatment relating to this Agreement or the subject matter hereof.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affirmed their consent hereto as of the day and year first above written.

                  RS GROUP OF COMPANIES, INC.:

                  By: ________________________________
                         Name: Sandro Sordi
                         Title:   General Counsel

                  INITIATIVES CANADA CORPORATION:

                  By: _________________________________
                          Name:  Krishna Sankarnarayanan
                          Title:     President

                  CANADIAN LITERACY INITIATIVES:

                  By: _________________________________
                          Name:  Krishna Sankarnarayanan
                           Title:    President